Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Title of Each Class of Securities to be Registered	Security Type	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Primary Offering
	Common stock, par value $0.001 per share (2)	Equity	Rule 457(o)	$100,000,000	(3)	$100,000,000	$0.00015310	$15,310.00
Fees to be Paid	Secondary Offering
	Common Stock, par value $0.001 per share	Equity	Rule 457(a)	13,418,109	$10.02 (4)	$134,449,452.18	$0.00015310	$20,584.21
	Total Registration Fee (Primary and Secondary)							$35,894.21

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	The amount being registered hereunder consists of up to $100,000,000 of an indeterminable amount of additional shares of common stock as may be offered by the registrant from time to time.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for the common stock on November 26, 2024, as reported on The Nasdaq Capital Market. With respect to the offering of common stock by the selling stockholders named herein, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.